                                                                     Exhibit k.4

                       TORTOISE ENERGY CAPITAL CORPORATION

                            AUCTION AGENCY AGREEMENT
                          dated as of ________________
                                 relating to the
             SERIES ___ MONEY MARKET CUMULATIVE PREFERRED(R) SHARES
                              THE BANK OF NEW YORK
                                as Auction Agent

                            AUCTION AGENCY AGREEMENT

     This   Auction   Agency   Agreement   (this   "Agreement"),   dated  as  of
________________, is between Tortoise Energy Capital Corporation (the "Company")
and The Bank of New York.

     The Company  proposes to issue an aggregate of ______  shares of its Series
__ Money  Market  Cumulative  Preferred(R)  Shares,  $0.001 par value per share, liquidation  preference of $25,000 per share (the "MMP Shares"),  authorized by, and subject to the terms and conditions of, the Articles  Supplementary of Money
Market Cumulative Preferred(R) Shares.

     The Company  desires  that The Bank of New York perform  certain  duties as agent in  connection  with each  Auction of MMP Shares  (in such  capacity,  the
"Auction Agent"),  and as the transfer agent,  registrar,  dividend paying agent and  redemption  agent with  respect to the MMP  Shares (in such  capacity,  the
"Paying Agent"), upon the terms and conditions set forth in this Agreement,  and the  Company  hereby  appoints  The Bank of New York as said  Auction  Agent and
Paying Agent in accordance with those terms and conditions.

     NOW,  THEREFORE,  in consideration of the premises and the mutual covenants contained herein, the Company and the Auction Agent agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1  Terms Defined by Reference to the Articles Supplementary.

     Capitalized  terms  used  herein  but not  defined  herein  shall  have the respective meanings specified in the Articles Supplementary.

     1.2  Certain Defined Terms.

     As used herein and in the Settlement Procedures,  the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Agent  Member"  shall mean a member  of, or  participant  in, the
     Securities Depository that will act on behalf of a Bidder.

          (b) "Articles Supplementary" shall mean the Articles Supplementary for the Series ___ Money Market Cumulative  Preferred(R)  Shares of the Company
     dated  ________________,  specifying the powers,  preferences and rights of the MMP Shares.

          (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (d) "Auction  Procedures"  shall mean the  procedures  as from time to time in effect for conducting Auctions that are set forth in Part II of the
     Articles Supplementary.

          (e)  "Authorized  Officer"  shall mean (i) in the case of the  Auction
     Agent,  each  Vice  President,   Assistant  Vice  President  and  Assistant
     Treasurer of the Auction Agent assigned to the Dealing and Trading Group of its  Corporate  Trust  Division and every

     other  officer or employee of the Auction Agent  designated an  "Authorized
     Officer" for purposes  hereof in a written  communication  delivered to the
     Company and (ii) in the case of the Company,  its Chief  Financial  Officer
     and  every  other  officer  or  employee  of  the  Company   designated  an
     "Authorized  Officer"  for  purposes  hereof  in  a  written  communication delivered to the Auction Agent.

          (f)  "Broker-Dealer  Agreement" shall mean each agreement  between the
     Auction Agent and a broker-dealer substantially in the form attached hereto as Exhibit A.

          (g)  "Closing"  shall  mean  the  date  the  Company  consummates  the transactions for the issuance and sale of the MMP Shares.

          (h) "Company  Officer" shall mean the  President,  each Vice President
     (whether or not  designated  by a number or word or words  added  before or after the title "Vice  President"),  the  Secretary,  the  Treasurer,  each
     Assistant  Secretary and each Assistant  Treasurer of the Company and every other officer or employee of the Company  designated as a "Company Officer"
     for purposes hereof in a notice from the Company to the Auction Agent.

          (i) "Holder" means, with respect to MMP Shares,  the registered holder of MMP Shares as the same appears on the share  ledger or share  records of the Company.

          (j) "Rate Multiple"  shall have the meaning  assigned to it in Section
     2.8.

          (k)  "Settlement  Procedures"  shall  mean the  Settlement  Procedures attached as Exhibit A to the Broker-Dealer Agreement.

     1.3  Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words  importing  the  singular  number  shall  include the plural number and vice versa.

          (b) The  captions and headings  herein are solely for  convenience  of reference and shall not  constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof,"  "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references  herein to a particular time of day shall be to New
     York City time.

II.  THE AUCTION.

     2.1  Purpose;   Incorporation  by  Reference  of  Auction   Procedures  and
Settlement Procedures.

          (a) The Board of  Directors  of the Company  has adopted a  resolution appointing  The Bank of New  York as  Auction  Agent  for  purposes  of the
     Auction  Procedures.  The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow (i) the  procedures  set forth in this Section 2 and (ii) the Auction  Procedures for the purpose of determining  the  Applicable  Rate for the MMP Shares for the next Dividend
     Period. Each periodic operation of such procedures is hereinafter  referred to as an "Auction."

          (b) All of the provisions  contained in the Auction  Procedures and in the  Settlement  Procedures are  incorporated  herein by reference in their entirety  and shall be deemed  to be a part of this  Agreement  to the same extent as if such  provisions  were set forth fully herein.  In the case of any  conflict  between  the terms of any  document  incorporated  herein by reference and the terms hereof, the terms in this agreement shall control.

     2.2  Preparation  for Each  Auction;  Maintenance  of  Registry of Existing
Holders.

          (a) As of the date hereof, the Company shall provide the Auction Agent with a list of the  Broker-Dealers  and shall  deliver to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer.  Not later than five Business Days prior to any Auction
     Date  for  which  any  change  in  such  list  of  Broker-Dealers  is to be effective,  the Company  shall notify the Auction  Agent in writing of such change and, if any such change is the addition of a  Broker-Dealer  to such list,  the Company  shall cause to be  delivered  to the Auction  Agent for execution by the Auction  Agent a  Broker-Dealer  Agreement  signed by such
     Broker-Dealer.  The Auction  Agent shall have entered into a  Broker-Dealer
     Agreement with each  Broker-Dealer  prior to the  participation of any such
     Broker-Dealer in any Auction.

          (b) In the  event  that  the  Auction  Date for any  Auction  shall be changed,  the Auction Agent, by such means as the Auction Agent  reasonably deems  practicable,  shall give notice of such change to the Broker-Dealers not later than the  earlier of 9:15 a.m.  on the new  Auction  Date or 9:15
     a.m. on the old Auction Date.

          (c) The provisions contained in Section 4(b) of Part I of the Articles
     Supplementary concerning Special Dividend Periods and the notification of a
     Special  Dividend Period will be followed by the Company and, to the extent applicable,  the Auction Agent,  and the provisions  contained  therein are incorporated  herein by reference in their  entirety and shall be deemed to be a part of this Agreement to the same extent as if such  provisions  were set forth fully herein.

          (d) (i) On each Auction Date,  the Auction  Agent shall  determine the
     Maximum Rate.  Not later than 10:30 a.m. on each Auction Date,  the Auction
     Agent shall notify the Company and the Broker-Dealers of the Maximum Rate.

          (ii) If the Reference Rate is the applicable "AA" Composite Commercial
     Paper  Rate and such rate is to be based on rates  supplied  by  Commercial
     Paper  Dealers and one or more of the  Commercial  Paper  Dealers shall not provide a quotation for the  determination of the applicable "AA" Composite
     Commercial  Paper Rate,  the rate shall be  determined  on the basis of the quotations  (or  quotation)  furnished by the  remaining  Commercial  Paper
     Dealer(s),  if any, or, if there are no such Commercial Paper Dealers, by a nationally  recognized  dealer in  commercial  paper of such  issuers  then making such quotations selected by the Company.

          (e) (i) The Auction  Agent shall  maintain a registry of the  Existing
     Holders of the MMP Shares  (the "MMP  Shares  Register")  for  purposes  of
     Auctions and shall indicate thereon the identity of the Broker-Dealer  that submitted  the most recent  Order in any  Auction,  which  resulted in such
     Existing Holder continuing to hold or purchase such MMP Shares. The Auction
     Agent may  consider a  Broker-Dealer  which has  submitted  an Order as the
     Existing Holder for the purposes of the MMP Shares Register; provided, that the Auction  Agent may request the  Broker-Dealer  to provide a list of its customers if in its sole  discretion  it  determines  to do so. The Auction
     Agent may conclusively  rely upon the information  furnished to the Auction
     Agent by the  Broker-Dealer  and  notices  from the  Securities  Depository regarding the results of redemptions or mandatory tenders.

          (ii) In the event of any partial redemption of MMP Shares, upon notice by the Company to the Auction Agent of such partial  redemption  (delivered at least one day prior to the date a notice of redemption is required to be given to the Holders of the MMP shares to be  redeemed),  the Auction Agent shall at least  three (3)  Business  Days  prior to the date of  redemption request  the  Securities  Depository  to notify  the  Auction  Agent of the identities of the Agent Members (and the respective  numbers of MMP Shares)
     from the accounts of which MMP Shares have been called for  redemption  and the person or  department  at such Agent Member to contact  regarding  such redemption. At least two Business Days prior to the date of redemption, the
     Auction Agent shall request each Broker-Dealer so identified to disclose to the Auction  Agent (upon  selection  by such Agent  Member of the  Existing
     Holders  whose MMP Shares are to be  redeemed)  the number of MMP Shares of each such Existing Holder, if any, to be redeemed by the Company,  provided that the  Auction  Agent  has been  furnished  with the name and  telephone number of a person or department at such  Broker-Dealer from which it is to request such information.  In the absence of receiving any such information with  respect to an Existing  Holder,  from such  Existing  Holder's  Agent
     Member or otherwise,  the Auction Agent may continue to treat such Existing
     Holder as having ownership of the number of MMP Shares shown in the Auction
     Agent's registry of Existing Holders.

          (iii) The Auction Agent shall  register a transfer of the ownership of
     MMP Shares  from an  Existing  Holder to  another  Existing  Holder,  or to another  Person if permitted by the Company,  only if (A) such  transfer is made  pursuant  to an  Auction or (B) if such  transfer  is made other than pursuant  to an  Auction,  the  Auction  Agent  has been  notified  of such transfer in writing, in a notice  substantially in the form of Exhibit C to the Broker-Dealer Agreement, by such Existing Holder or by the Agent Member of such Existing Holder only to or through a Broker-Dealer that has entered into a  Broker-Dealer  Agreement  with the Auction Agent and the Company or other persons as the

     Company permits.  The Auction Agent is not required to accept any notice of transfer  delivered  for an Auction  unless it is  received  by the Auction
     Agent by 3:00 p.m. on the Business Day preceding  the Auction.  The Auction
     Agent shall rescind a transfer made on the registry of the Existing Holders of any MMP Shares if the Auction Agent has been  notified in writing,  in a notice  substantially  in  the  form  of  Exhibit  D to  the  Broker-Dealer
     Agreement,  by the Agent Member or the Broker-Dealer of any Person that (i)
     purchased  any MMP Shares and the seller  failed to deliver such MMP Shares or (ii) sold any MMP Shares  and the  purchaser  failed to make  payment to such Person upon delivery to the purchaser of such MMP Shares.

          (f) The Auction  Agent may, but shall have no obligation  to,  request
     that  the   Broker-Dealers,   as  set  forth  in  Section   3.2(c)  of  the
     Broker-Dealer  Agreements,  provide the Auction  Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of  MMP  Shares.  The  Auction  Agent  shall  keep  confidential  any  such information and shall not disclose any such  information so provided to any
     Person other than the relevant Broker-Dealer and the Company, provided that the Auction Agent  reserves the right to disclose any such  information  if
     (a) it is  ordered  to do so by a  court  of  competent  jurisdiction  or a regulatory body, judicial or quasi-judicial  agency or authority having the authority  to compel such  disclosure,  (b) it is advised by its counsel in writing that its failure to do so would be unlawful or (c) it is advised by its counsel in writing that failure to do so could expose the Auction Agent to loss, liability, claim or damage for which it has not received indemnity or security satisfactory to it.

     2.3  Auction Schedule.

     The Auction  Agent shall conduct  Auctions on the Business Day  immediately prior to the start of each Dividend  Period in accordance  with the schedule set forth below.  Such schedule may be changed by the Auction Agent with the consent of the Company,  which consent shall not be withheld  unreasonably.  The Auction
Agent shall give notice of any such  change to each  Broker-Dealer.  Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

     Time                            Event

     By 10:30 a.m.                   The  Auction   Agent  shall   advise  the  Company  and  the
                                     Broker-Dealers of the Reference Rate and the Maximum Rate as
                                     set forth in Section 2.2(d) hereof.

     10:30 a.m. - 1:00 p.m.          The Auction Agent shall assemble information communicated to it by  Broker-Dealers as provided in Section 2 of Part II of the Articles Supplementary. Submission Deadline is 1:00 p.m.

     Not earlier than 1:00 p.m.      The  Auction  Agent  shall make

                                     determinations  pursuant  to  Section  4 of  Part  II of the
                                     Articles Supplementary.

     By approximately 3:00 p.m.      The Auction Agent shall advise the Company of the results of the Auction as  provided  in Section  4(b) of Part II of the
                                     Articles  Supplementary.  Submitted Bid Orders and Submitted
                                     Sell  Orders will be  accepted  and  rejected in whole or in part and MMP Shares will be allocated as provided in Section
                                     5 of Part II of the Articles Supplementary.

                                     The Auction  Agent shall give notice of the Auction  results as set forth in Section 2.4 hereof.

     The Auction Agent will follow the Securities Industry and Financial Markets
Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "SIFMA  Recommendation") unless the Auction Agent is instructed  otherwise.  In the event of a SIFMA  Recommendation on an Auction
Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., and as a result, the notice set forth in Section 2.4 will occur earlier.

     2.4  Notice of Auction Results.

     The Auction  Agent will advise each  Broker-Dealer  who  submitted a Bid or
Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable  Rate for the next Dividend Period for the related MMP Shares by telephone or other  electronic means acceptable to the parties.  The  Auction  Agent,  unless  instructed  otherwise  in writing by the
Company,  is  authorized  to release the Winning Bid Rate after each Auction for public dissemination.

     2.5  Broker-Dealers.

          (a) On each Dividend Payment Date  immediately  succeeding the Auction
     Date, the Auction Agent shall, promptly after its receipt of funds from the
     Company, pay to each Broker-Dealer a service charge in the amount equal to:
     (i) in the case of any Auction  immediately  preceding a Dividend Period of less than one year, the product of (A) a fraction the numerator of which is the number of days in the Dividend Period (calculated by counting the first day of such  Dividend  Period but  excluding  the last day thereof) and the denominator  of which is 360,  times (B) 1/4 of 1%, times (C) $25,000 times
     (D)  the  sum  of the  aggregate  number  of  MMP  Shares  placed  by  such
     Broker-Dealer,  or (ii) the amount  mutually agreed upon by the Company and the  Broker-Dealers  in the case of any  Auction  immediately  preceding  a
     Dividend  Period of one year or longer.  For the purposes of the  preceding sentence,  the MMP Shares shall be placed by a Broker-Dealer if such shares were (1) the subject of Hold Orders  deemed to have been

     submitted to the Auction  Agent by the  Broker-Dealer  and were acquired by the Broker-Dealer for its own account or were acquired by the Broker-Dealer for its customers who are Beneficial  Owners or (2) the subject of an Order submitted by the  Broker-Dealer  that is (a) a Submitted Bid of an Existing
     Holder that resulted in the Existing  Holder  continuing to hold the shares as a result of the  Auction or (b) a Submitted  Bid of a  Potential  Holder
     that resulted in the Potential Holder  purchasing the shares as a result of the Auction or (3) the subject of a valid Hold Order.  For the avoidance of doubt,  only  one  Broker-Dealer  shall  be  considered  to have  placed  a particular MMP Share at any particular Auction for purposes of this Section
     2.5(a).

          (b)  The  Company   shall  not  designate  any  Person  to  act  as  a
     Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions  through any Person other than a  Broker-Dealer, without the prior approval of the Auction  Agent,  which approval shall not be withheld  unreasonably.  Notwithstanding the foregoing,  the Company may designate an Affiliate of Lehman Brothers Inc. to act as a Broker-Dealer.

          (c) The Auction Agent shall terminate any  Broker-Dealer  Agreement as set forth therein if so directed by the Company.

          (d) Subject to Section 2.5(b)  hereof,  the Auction Agent from time to time shall enter into such  Broker-Dealer  Agreements  as the Company shall request in writing.

          (e) The Auction Agent shall maintain a list of Broker-Dealers.

     2.6  Ownership of MMP Shares and  Submission of Bids by the Company and Its
Affiliates.

     Neither the Company nor any Affiliate of the Company may submit an Order in any Auction, except that an Affiliate of the Company that is a Broker-Dealer may submit an Order.  The Company  shall notify the Auction Agent if the Company or, to the best of the Company's  knowledge,  any Affiliate of the Company becomes a
Beneficial  Owner of any MMP Shares.  The restrictions in this Section 2.6 shall in no way limit the  activities  of the Auction  Agent.  The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

     2.7  Access to and Maintenance of Auction Records.

     The Auction  Agent shall  afford to the  Company,  its agents,  independent public  accountants  and counsel,  at reasonable  times during  normal  business hours, access to all books, records,  documents and other information concerning the conduct and results of  Auctions,  to review and make  extracts or copies of
(at the  Company's  sole  cost and  expense),  provided  that  any  such  agent, accountant  or counsel  shall  furnish the Auction  Agent with a letter from the
Company requesting that the Auction Agent afford such person access. The Auction
Agent shall  maintain  records  relating to any Auction for a period of at least six years after such Auction,  and such records,  in  reasonable  detail,  shall reflect  accurately and fairly the actions taken by the Auction Agent hereunder.
The Company agrees to keep confidential any information  regarding the customers of any  Broker-Dealer  received from the Auction  Agent in connection  with this
Agreement or any Auction,  and shall not disclose such information or permit the disclosure  of

such   information   without  the  prior  written   consent  of  the  applicable
Broker-Dealer  to anyone  except such agent,  accountant  or counsel  engaged to audit or review the results of Auctions as  permitted  by this  Section 2.7. The
Company  reserves the right to disclose any such information if it is ordered to do so by a court of competent  jurisdiction  or a regulatory  body,  judicial or quasi-judicial  agency or authority  having authority to compel such disclosure, or if it is advised by its counsel  that its failure to do so would be unlawful.
Any such agent, accountant or counsel, before having access to such information, shall  agree to keep such  information  confidential  and not to  disclose  such information or permit  disclosure of such information  without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such  information if it is ordered to do so by a court of competent  jurisdiction or a regulatory body, judicial or quasi-judicial  agency or authority  having authority to compel such disclosure, or if it is advised by its counsel that its failure to do so would be unlawful.

     2.8  Information Concerning Rates.

     If there is any  change  in the  credit  rating  of MMP  Shares by a Rating
Agency (or substitute or successor  Rating  Agencies) then rating the MMP Shares that results in any change in the  applicable  percentage of the Reference  Rate used to  determine  the Maximum Rate for MMP Shares (the "Rate  Multiple"),  the
Company shall notify the Auction Agent of such change in the Rate Multiple by no later than the Business Day  immediately  preceding  the next Auction  Date.  In determining  the Maximum Rate on any Auction  Date,  the Auction  Agent shall be entitled to rely on the last Rate  Multiple  for MMP Shares of which it has most recently received notice from the Company.

III. THE AUCTION AGENT AS PAYING AGENT.

     3.1  The Paying Agent.

     The Board of  Directors of the Company has adopted  resolutions  appointing
The Bank of New York as Auction Agent and Paying Agent.  The Paying Agent hereby accepts  such  appointment  and agrees to act in  accordance  with its  standard procedures and the provisions of the Articles  Supplementary which are specified herein with respect to the MMP Shares and as set forth in this Section 3.

     3.2  The Company's Notices to the Paying Agent.

     Whenever any MMP Shares are to be redeemed, the Company shall mail a Notice of Redemption by first-class mail, postage prepaid,  to the Paying Agent and the
Paying  Agent shall mail such notice by first class mail,  postage  prepaid,  to each Holder of MMP Shares being  redeemed and pursuant to Section 3(b) of Part I of the Articles Supplementary.

     3.3  The Company to Provide Funds for Dividends and Redemptions.

          (a) Not later  than 3:00  p.m.  on the  Business  Day  preceding  each
     Dividend  Payment Date,  the Company shall deposit with the Paying Agent an aggregate  amount of federal funds or similar  same-day  funds equal to the declared  dividends to be paid to Holders on such Dividend Payment Date and shall give the Paying Agent irrevocable

     instructions  to apply such funds to the payment of such  dividends on such
     Dividend Payment Date.

          (b) If the Company  shall give a Notice of  Redemption,  then by 12:00 noon on the date fixed for  redemption,  the Company shall deposit in trust with the  Paying  Agent an  aggregate  amount of  federal  funds or similar same-day  funds  sufficient to redeem such MMP Shares called for redemption and shall give the Paying Agent  irrevocable  instructions and authority to pay the redemption price to the Holders of MMP Shares called for redemption upon surrender of the certificate or certificates therefor.

     3.4  Disbursing Dividends and Redemption Price.

     After  receipt  of  the  federal  funds  or  similar   same-day  funds  and
instructions  from the Company  described in Section 3.3 above, the Paying Agent shall pay to the  Holders  (or  former  Holders)  entitled  thereto  (i) on each corresponding  Dividend Payment Date,  dividends on the MMP Shares,  and (ii) on any date fixed for redemption, the redemption price of any MMP Shares called for redemption.  The amount of dividends  for any Dividend  Period to be paid by the
Paying  Agent to  Holders  will be  determined  by the  Company  as set forth in
Section 2 of Part I of the Articles  Supplementary.  The redemption  price to be paid by the Paying Agent to the Holders of any MMP Shares called for  redemption will  be  determined  as set  forth  in  Section  3 of  Part  I of the  Articles
Supplementary.  The Paying Agent shall have no duty to determine the  redemption price and may rely conclusively on the amount thereof set forth in the Notice of
Redemption.

IV.  THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

     4.1  Original Issue of MMP Share Certificates.

     On the  Original  Issue Date for any MMP  Share,  one  certificate  for MMP
Shares shall be issued by the Company and  registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

     4.2  Registration of Transfer or Exchange of MMP Shares.

     Except as provided in this Section 4.2, the MMP Shares shall be  registered solely  in the  name  of  the  Securities  Depository  or  its  nominee.  If the
Securities  Depository shall give notice of its intention to resign as such, and if the  Company  shall not have  selected  a  substitute  Securities  Depository acceptable  to the  Paying  Agent  prior to such  resignation,  then,  upon such resignation  of the  Securities  Depository,  the MMP Shares,  at the  Company's
request  and  expense,  may be  registered  for  transfer or  exchange,  and new certificates  thereupon shall be issued in the name of the designated transferee or  transferees,  upon  surrender of the old  certificate  in form deemed by the
Paying  Agent to be  endorsed  properly  for  transfer  with  (a) all  necessary endorsers'  signatures  guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably  require,  (b) such  assurances as the Paying
Agent shall deem  necessary  or  appropriate  to evidence  the  genuineness  and effectiveness  of each necessary  endorsement and (c)  satisfactory  evidence of compliance  with all  applicable  laws  relating to the  collection  of taxes in connection with any  registration of transfer or exchange or funds necessary for the  payment  of such  taxes.  If  there  is no  Securities  Depository,  at the
Company's option and upon its receipt of such documents as it deems appropriate, any MMP  Shares  may be  registered

in the stock  register in the name of the  Beneficial  Owner  thereof,  and such
Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver  certificates  thereof upon transfer or exchange  thereof at the Company's expense.

     4.3  Removal of Legend.

     Any request for removal of a legend  indicating a  restriction  on transfer from a certificate  evidencing  MMP Shares shall be accompanied by an opinion of counsel  stating  that such  legend  may be  removed  and such MMP Shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Company Officer  authorizing the Paying
Agent to remove the legend on the basis of said opinion.

     4.4  Lost, Stolen or Destroyed MMP Share Certificates.

     The  Paying  Agent  shall,  at the  Holder's  expense,  issue and  register replacement  certificates for certificates represented to have been lost, stolen or  destroyed,  upon the  fulfillment  of such  requirements  as shall be deemed appropriate  by the  Company  and by the Paying  Agent,  subject at all times to provisions  of law,  the  Articles  Supplementary  governing  such  matters  and resolutions  adopted by the Board of  Directors  of the Company  with respect to
lost,  stolen  or  destroyed   securities.   The  Paying  Agent  may  issue  new
certificates   in  exchange   for  and  upon  the   cancellation   of  mutilated
certificates.  Any  request  by the  Company  to the  Paying  Agent  to  issue a replacement or new  certificate  pursuant to this Section 4.4 shall be deemed to be a  representation  and  warranty by the Company to the Paying Agent that such issuance  will  comply  with  provisions  of  applicable  law and  the  Articles
Supplementary and resolutions of the Company.

     4.5  Disposition of Canceled Certificates; Record Retention.

     The Paying Agent shall retain share  certificates  which have been canceled and any accompanying  documentation  thereto in accordance with applicable rules and  regulations of the Commission for at least six calendar years from the date of such  cancellation.  The Paying Agent,  upon written  request by the Company, shall afford to the Company,  its agents and counsel access at reasonable  times during  normal  business  hours to review  and make  extracts  or copies (at the
Company's  sole  cost  and  expense)  of  such   certificates  and  accompanying
documentation.  Upon the expiration of this six-year  period,  the Paying Agent, upon written  request by the Company,  shall deliver to the Company the canceled
certificates  and  any  accompanying  documentation.   In  the  event  that  the
Commission  requests that any or all such records be furnished to it, the Paying
Agent shall  provide the Company with prompt  written  notice of such request so that the Company may appeal such  request and the Paying  Agent shall  cooperate with  the  Company  in any  such  appeal.  In the  event  that  such  appeal  is unsuccessful,  the Paying Agent shall be permitted to furnish to the Commission, either at its principal office or at any regional office, complete,  correct and current hard copies of any and all records that were requested by the Commission provided  that the Paying  Agent  shall  exercise  reasonable  efforts to obtain assurance  that  confidential  treatment  will  be  accorded  to  such  records.
Thereafter,  such  records  shall not be  destroyed  by the Company  without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

                                       10

     4.6  Share Register.

     The Paying Agent shall maintain the share  register,  which shall contain a list of the  Holders,  the  number of MMP  Shares  held by each  Holder  and the address of each Holder.  The Paying Agent shall record in the share register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the share register or any other books of the Company in the possession of the Paying Agent,  the Paying Agent will notify
the  Company  and  secure   instructions  as  to  permitting  or  refusing  such
inspection.  The Paying Agent reserves the right,  however, to exhibit the share register or other  records to any person in case it is (a) ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or  authority  having the  authority  to compel  such  disclosure  or (b)
advised by its counsel that its failure to do so would be unlawful.

     4.7  Return of Funds.

     Any funds paid to the  Paying  Agent for the  paying of  dividends  but not applied to the payment of dividends,  including  interest earned on such moneys, will, to the extent  permitted by law, be repaid to the Company at the end of 90 days  from the date on which  such  moneys  were to have been so  applied.  Upon written request, the Company shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying
Agent in excess of (i) the aggregate  redemption  price of the MMP Shares called for  redemption  on such  date and (ii) such  other  amounts,  if any,  to which
Holders  of MMP Shares  called  for  redemption  may be  entitled.  Any funds so deposited that are unclaimed at the end of two years from such  redemption  date shall,  to the extent  permitted by law, be paid to the Company upon its written request whereupon the Company shall assume all  responsibility and liability for compliance  with any abandoned or unclaimed  property law or regulation.  Funds, while deposited with the Auction Agent, will be held in trust for the payment of the applicable  dividend,  redemption  price or, as may be applicable  under the
Articles Supplementary, other charges.

V.   REPRESENTATIONS AND WARRANTIES.

     5.1  Representations and Warranties of the Company.

     The Company represents and warrants to the Auction Agent that:

          (i) the Company has been duly  organized and is validly  existing as a corporation under the laws of the State of Maryland,  and has full power to execute and deliver this  Agreement and to authorize,  create and issue the
     MMP Shares;

          (ii) the Company is registered with the Commission  under the 1940 Act as a closed-end, nondiversified, management investment company;

          (iii) this  Agreement has been duly and validly  authorized,  executed and delivered by the Company and constitutes  the legal,  valid and binding obligation  of the Company,  enforceable  against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general  applicability  relating to or affecting  creditors' rights and to general equitable principles;

                                       11

          (iv) the form of the  certificate  evidencing the MMP Shares  complies with all applicable state and federal laws;

          (v) the MMP  Shares  have  been  duly and  validly  authorized  by the
     Company  and,  upon  completion  of the initial  sale of the MMP Shares and receipt of payment therefor,  will be validly issued by the Company,  fully paid and nonassessable;

          (vi) at the time of the  offering  of the MMP  Shares,  the MMP Shares offered will be registered  under the  Securities Act and no further action by or before any governmental  body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this  Agreement or will be required in  connection  with the issuance of the MMP  Shares,  except  such  action  as  required  by  applicable  state securities laws;

          (vii) the  execution  and delivery of this  Agreement and the issuance and delivery of the MMP Shares do not and will not conflict  with,  violate or  result  in a breach  of the  terms,  conditions  or  provisions  of, or constitute a default under, the Articles of Incorporation or by-laws of the
     Company,  any  order or decree  of any  court or  public  authority  having jurisdiction  over  the  Company  or  any  mortgage,  indenture,  contract, agreement or  undertaking to which the Company is a party or by which it is bound the effect of which conflict,  violation,  breach or default would be material to the Company; and

          (viii) no taxes are  payable  upon or in respect of the  execution  of this Agreement or will be payable upon or in respect of the issuance of the
     MMP Shares.

     5.2  Representations and Warranties of the Auction Agent.

     The Auction Agent represents and warrants to the Company that:

          (i) the Auction Agent is duly  organized and is validly  existing as a banking  corporation  in good  standing  under the laws of the State of New
     York and has the corporate  power to enter into and perform its obligations under this Agreement; and

          (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent,  enforceable  against the Auction Agent in
     accordance  with  its  terms,  subject  only  to  bankruptcy,   insolvency,
     reorganization  and other  laws of  general  applicability  relating  to or affecting creditors' rights and to general equitable principles.

VI.  THE AUCTION AGENT.

     6.1  Duties and Responsibilities.

          (a) The Auction Agent is acting solely as non-fiduciary  agent for the
     Company hereunder, has only the duties expressly set forth herein, and owes no duties, fiduciary or otherwise to any Person by reason of this Agreement and no implied  duties,  fiduciary  or  otherwise,  shall be read into this
     Agreement against the Auction Agent.

                                       12

          (b) The Auction Agent  undertakes to perform such duties and only such duties as are set forth  specifically  in this  Agreement,  and no  implied covenants  or  obligations  shall be read into this  Agreement  against the
     Auction Agent.

          (c) In the absence of bad faith or gross  negligence on its part,  the
     Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment  made by it in the  performance  of its duties under this Agreement.  The Auction Agent shall not be liable for any error of judgment  made in good faith  unless the Auction  Agent shall have been  grossly  negligent  in  ascertaining  (or failing to  ascertain)  the pertinent facts.

     6.2  Rights of the Auction Agent.

          (a) The Auction Agent may rely  conclusively  upon, and shall be fully protected  in acting or  refraining  from acting in  accordance  with,  any
     communication   authorized  by  this   Agreement  and  any  proper  written
     instruction,  notice, request,  direction,  consent,  report,  certificate, share  certificate  or  other  instrument,  paper  or  document  reasonably believed  by it to be genuine  and  appropriately  authorized.  The Auction
     Agent  shall not be liable  for  acting  upon any  telephone  communication authorized by this Agreement which the Auction Agent reasonably believes in good faith, after reasonable  inquiry, to have been given by the Company or by a Broker-Dealer.  The Auction Agent may record telephone  communications with the Company or with the Broker-Dealers or with both.

          (b) The Auction  Agent may consult  with counsel of its choice and the advice  of such  counsel  shall  be full  and  complete  authorization  and protection  in  respect  of any action  taken,  suffered  or omitted by the
     Auction Agent hereunder in good faith and in reasonable reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise  incur or become exposed to financial  liability in the performance of its duties hereunder.  Unless otherwise instructed by the Company in writing,  the Auction  Agent (i) shall not be  obligated  to invest  any  money  received  by it  hereunder  and (ii)  shall be under no liability for interest on any money received by it hereunder.

          (d) The Auction  Agent may perform its duties and  exercise its rights hereunder  either  directly or by or through  agents or attorneys and shall not be  responsible  for any  misconduct  or  negligence on the part of any agent or attorney appointed by it with due care hereunder.

          (e) The  Auction  Agent  shall not be  responsible  or liable  for any failure or delay in the performance of its obligations under this Agreement arising out of or caused,  directly or indirectly,  by circumstances beyond its  reasonable  control,  including,  without  limitation,  acts  of  God;
     earthquakes; fires; floods; wars; civil or military disturbances; sabotage;
     epidemics; riots; acts of terrorism; interruptions, loss or malfunctions of utilities,  computer  (hardware or software)  or  communications  services;
     accidents;   labor  disputes;  acts  of  civil  or  military  authority  or governmental  actions; it being understood

                                       13

     that the Auction Agent shall use  reasonable  efforts which are  consistent with accepted  practices in the banking  industry to resume  performance as soon as practicable under the circumstances.

          (f) The Auction Agent shall not be required to, and does not, make any representations as to the validity,  accuracy,  value or genuineness of any signatures or endorsements,  other than its own and those of its authorized officers.

          (g) Any  corporation  into  which the  Auction  Agent may be merged or converted  or  with  which  it may  be  consolidated,  or  any  corporation resulting from any merger, conversion or consolidation to which the Auction
     Agent shall be a party,  or any  corporation  succeeding to the dealing and trading business of the Auction Agent shall be the successor of the Auction
     Agent hereunder,  with the consent of the Company but without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties  hereto,  except where any  instrument of transfer or assignment  may be  required  by law to effect  such  succession,  anything herein to the contrary notwithstanding.

          (h) All the rights, privileges,  immunities and protections granted to the Auction  Agent  herein are deemed  granted to the Paying  Agent and the
     Auction Agent in any of the  capacities  it  undertakes in connection  with this Agreement.

          (i)  Whenever  in  the   administration  of  the  provisions  of  this
     Agreement,  the Auction  Agent shall deem it necessary or desirable  that a matter be proved or established  prior to taking or suffering any action to be taken  hereunder,  such matter (unless other evidence in respect thereof be herein specifically  prescribed) may, in the absence of gross negligence or bad faith on the part of the Auction Agent, be deemed to be conclusively proved and established by a certificate describing such action as requested by  the  Company  or  the  Broker-Dealer,  signed  by  the  Company  or the
     Broker-Dealer,  respectively,  and  delivered to the Auction Agent and such certificate, in the absence of gross negligence or bad faith on the part of the  Auction  Agent,  shall be full  warrant to the  Auction  Agent for any action taken or omitted by it under the  provisions of this  Agreement upon the faith  thereof.  Upon  receipt  of any such  certificate  signed by the
     Company or the  Broker-Dealer,  the Auction Agent shall promptly  provide a copy of said certificate to the Broker-Dealer or the Company, respectively.
     The  Auction  Agent shall not be bound to make any  investigation  into the
     facts  or  matters  stated  in  any  resolution,   certificate,  statement,
     instrument,  opinion, report, notice, request, consent, entitlement, order, approval  or other  paper  or  document  furnished  by the  Company  or the
     Broker-Dealer,  except to the extent that such failure to investigate would be deemed gross negligence.

     6.3  Compensation, Expenses and Indemnification.

          (a) The  Company  shall  pay to the  Auction  Agent  from time to time reasonable  compensation  for  all  services  rendered  by  it  under  this
     Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate  writing signed by the Company and the Auction  Agent,  subject to adjustments  if the  MMP  Shares  no  longer  are  held  of  record

                                       14

     by the Securities Depository or its nominee or if there shall be such other change  as shall  increase  or  decrease  materially  the  Auction  Agent's obligations hereunder or under the Broker-Dealer Agreements.

          (b) The Company shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the
     Auction Agent in accordance with any provision of this Agreement and of the
     Broker-Dealer Agreements (including the reasonable  compensation,  expenses
     and  disbursements  of  its  agents  and  counsel),   except  any  expense,
     disbursement   or  advance   attributable  to  the  Auction  Agent's  gross
     negligence  or bad faith,  upon  submission  to the  Company of  reasonable documentation  thereof.  In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever  (including,  but not limited  to, loss of profit),  even if the
     Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Company  shall  indemnify  the Auction Agent and its officers, directors,  employees and agents for, and hold them harmless  against,  any loss,  liability or expense incurred without negligence or bad faith on the part of the Auction Agent  arising out of or in connection  with its agency under this Agreement and under the Broker-Dealer Agreements,  including the costs and expenses of defending  themselves  against any claim of liability in connection  with their  exercise or  performance  of any of their duties hereunder  and  thereunder,  except  such  as may  result  from  its  gross negligence or bad faith.

     6.4  Auction Agent's Disclaimer.

     The Auction Agent makes no representation as to the validity or adequacy of the  Agreement,  the  Broker-Dealer  Agreements  or the MMP Shares except to the extent  otherwise  set forth in Section 5.2 and except  that the  Auction  Agent hereby  represents  that the  Agreement has been duly  authorized,  executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

VII. MISCELLANEOUS.

     7.1  Term of Agreement.

          (a) The  term of this  Agreement  is  unlimited  unless  it  shall  be terminated as provided in this Section 7.1. The Company may terminate  this
     Agreement at any time by so notifying the Auction Agent,  provided that, if any MMP Shares remain  outstanding,  the Company shall have entered into an agreement with a successor  auction agent.  The Auction Agent may terminate this  Agreement  upon prior notice to the Company on the date  specified in such notice,  which date shall be no earlier than 60 days after delivery of such notice.  If the Auction Agent  terminates this Agreement while any MMP
     Shares remain outstanding,  the Company shall use its best efforts to enter into an agreement with a successor  auction agent containing  substantially the same terms and conditions as this Agreement.

                                       15

          (b)  Except  as  otherwise   provided  in  this  Section  7.1(b),  the
     respective  rights and duties of the Company  and the  Auction  Agent under this  Agreement  shall  cease  upon  termination  of  this  Agreement.  The
     Company's  representations,  warranties,  covenants and  obligations to the
     Auction  Agent under  Section  5.1 hereof  shall  survive  the  termination hereof.  The Auction  Agent's  representations,  warranties,  covenants and obligations under Section 5.2 hereof shall survive the termination  hereof.
     Upon  termination of this Agreement,  the Auction Agent shall (i) resign as
     Auction  Agent under the  Broker-Dealer  Agreements,  (ii) at the Company's written request,  deliver promptly to the Company or to another  authorized party copies of all books and records  maintained by it in connection  with its duties  hereunder,  and (iii) at the  written  request of the  Company, transfer  promptly to the  Company or to any  successor  auction  agent any funds  deposited  by the  Company  with the Auction  Agent  (whether in its capacity as Auction  Agent or as Paying Agent)  pursuant to this  Agreement which  have  not  been  distributed  previously  by the  Auction  Agent  in accordance with this Agreement.

     7.2  Communications.

     Except for (i)  communications  authorized to be made by telephone pursuant to  this  Agreement  or  the  Auction  Procedures  and  (ii)  communications  in connection with Auctions (other than those expressly required to be in writing), all notices,  requests and other  communications to any party hereunder shall be in writing  (including  telecopy or similar  writing) and shall be given to such party at its address or telecopier number set forth below:

     If to the Company,         Tortoise Energy Capital Corporation
     addressed to:              10801 Mastin Boulevard, Suite 222
                                Overland Park, KS 66210
                                Attention: Terry L. Matlack
                                Telephone: (913) 981-1020
                                Facsimile: (913) 345-2763

     If to the Auction Agent,   The Bank of New York
     addressed to:              Corporate Trust Department
                                101 Barclay Street
                                New York, New York 10286
                                Attention: Dealing & Trading Group - Auction Desk
                                Telephone: (212) 815-3450
                                Facsimile: (212) 815-3440

or such other address or telecopier  number as such party  hereafter may specify for such  purpose by notice to the other  party.  Each such  notice,  request or communication shall be effective when delivered at the address specified herein.
Communications  shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer.

     7.3  Entire Agreement.

     This Agreement  contains the entire agreement  between the parties relating
to  the  subject  matter  hereof,  and  there  are  no  other   representations,
endorsements,  promises, agreements or

                                       16

understandings,  oral,  written or implied,  between the parties relating to the
subject  matter  hereof,   except  for  written   agreements   relating  to  the
compensation of the Auction Agent.

     7.4  Benefits.

     Nothing herein,  express or implied,  shall give to any Person,  other than the Company, the Auction Agent and their respective  successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     7.5  Amendment; Waiver.

          (a) This  Agreement  shall not be deemed or  construed to be modified, amended,  rescinded,  canceled or waived,  in whole or in part, except by a written instrument signed by a duly authorized  representative of the party to be charged.

          (b) Failure of either  party  hereto to  exercise  any right or remedy hereunder  in the event of a breach  hereof by the  other  party  shall not constitute  a  waiver  of any such  right or  remedy  with  respect  to any subsequent breach.

     7.6  Successors and Assigns.

     This  Agreement  shall be  binding  upon,  inure to the  benefit  of and be enforceable by, the respective  successors and permitted  assigns of each of the
Company  and the Auction  Agent.  This  Agreement  may not be assigned by either party hereto absent the prior written consent of the other party,  which consent shall not be withheld unreasonably.

     7.7  Severability.

     If any  clause,  provision  or  section  hereof  shall be ruled  invalid or unenforceable  by  any  court  of  competent  jurisdiction,  the  invalidity  or unenforceability  of such clause,  provision or section  shall not affect any of the remaining clauses, provisions or sections hereof.

     7.8  Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an  original  and  all of  which  shall  constitute  but  one  and  the  same instrument.

     7.9  Governing Law, Jurisdiction, Waiver of Trial By Jury.

     THIS  AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE
LAWS OF THE STATE OF NEW YORK (WITHOUT  GIVING EFFECT TO ANY PROVISIONS  THEREOF
RELATING  TO  CONFLICTS  OF  LAW,  OTHER  THAN  SECTION  5-1401  OF THE  GENERAL
OBLIGATIONS  LAW OF NEW YORK).  THE  PARTIES  AGREE  HERETO THAT ALL ACTIONS AND
PROCEEDINGS  ARISING OUT OF THIS AUCTION  AGENCY  AGREEMENT OR ANY  TRANSACTIONS
CONTEMPLATED  HEREBY  SHALL BE BROUGHT IN THE COURTS  LOCATED IN THE  BOROUGH OF
MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

                                       17

     EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE THAT SUCH SUIT,  ACTION OR
PROCEEDING  BROUGHT IN THE COURTS  LOCATED IN THE BOROUGH OF MANHATTAN,  CITY OF
NEW YORK AND STATE OF NEW YORK WAS BROUGHT IN AN  INCONVENIENT  COURT AND AGREES
NOT TO PLEAD OR CLAIM THE SAME.  EACH OF THE  PARTIES  HERETO  ALSO  IRREVOCABLY
WAIVES  ALL RIGHT TO TRIAL BY JURY IN ANY  ACTION,  PROCEEDING  OR  COUNTERCLAIM
ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     7.10 Limitation of Liability.  A copy of the Articles of  Incorporation  of the  Company is on file with the  Secretary  of State of the State of  Maryland.
This  Agreement  has been executed on behalf of the Company by an officer of the
Company in such capacity and not individually and the obligations of the Company under this  Agreement are not binding upon such officer or the  shareholders  of the Company  individually  but are binding  only upon the assets and property of the Company.

                            [Signature page follows]

                                       18

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed and delivered by their proper and duly  authorized  officers as of the date first above written.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By:
                                          --------------------------------------
                                           Name:  Chief Financial Officer
                                           Title:  Terry C. Matlack

                                       THE BANK OF NEW YORK

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       19

                                    EXHIBIT A

                         FORM OF BROKER-DEALER AGREEMENT

                                       20